Exhibit 99.1

PRESS RELEASE	For more information contact:

Prosperity Bancshares, Inc.®	Cullen Zalman
Prosperity Bank Plaza	Vice President – Banking and Corporate Activities
4295 San Felipe	281.269.7199
Houston, Texas 77027	cullen.zalman@prosperitybankusa.com

FOR IMMEDIATE RELEASE

PROSPERITY BANCSHARES, INC.®

REPORTS THIRD QUARTER

2020 EARNINGS

•	Third quarter earnings per share (diluted) of $1.40, an increase of 17.6% compared to the third quarter 2019
•	Third quarter net income of $130.1 million
•	Deposits increased $306.5 million or 1.2% (4.7% annualized) during the third quarter 2020
•	Allowance for credit losses on loans and off-balance sheet credit exposure was $353.6 million
•	Allowance for credit losses to total loans, excluding Warehouse Purchase Program and SBA Paycheck Protection Program loans, of 1.94%(1)
•	Nonperforming assets remain low at 0.24% of third quarter average interest-earning assets
•	Return (annualized) on third quarter average assets of 1.58%
•	Returns (annualized) on third quarter average common equity of 8.64% and average tangible common equity of 19.19%(1)
•	Third quarter efficiency ratio of 40.17%(1)
•	Increase in dividend of 6.5% to $0.49 for the fourth quarter 2020

HOUSTON, October 28, 2020. Prosperity Bancshares, Inc.® (NYSE: PB), the parent company of Prosperity Bank® (collectively, “Prosperity”), reported net income for the quarter ended September 30, 2020 of $130.1 million compared with $81.8 million for the same period in 2019. Net income per diluted common share was $1.40 compared with $1.19 for the same period in 2019. Additionally, deposits increased $306.5 million or 1.2% (4.7% annualized) during the third quarter 2020 and nonperforming assets remain low at 0.24% of third quarter average interest-earning assets with an annualized return on third quarter average assets of 1.58%. On November 1, 2019, LegacyTexas Financial Group, Inc. (“LegacyTexas”) merged with Prosperity Bancshares and LegacyTexas Bank merged with Prosperity Bank (collectively, the “Merger”).

“We are pleased with our third quarter 2020 results of $1.40 in earnings per share and annualized returns on average tangible equity of 19.19% and on average assets of 1.58%. Because of these metrics, our strong capital position and confidence in our business, Prosperity Bancshares’ Board has approved a 6.5% increase in the fourth quarter dividend to $0.49 per share,” said David Zalman, Prosperity’s Senior Chairman and Chief Executive Officer.

“Our asset quality remains sound, with nonperforming assets at $69.5 million or 0.24% of average interest earning assets for the third quarter, a decrease of $8.4 million compared with the second quarter 2020. Loans on forbearance decreased from 17.2% of total loans as of June 30, 2020 to 1.1% as of October 26, 2020. Our allowance for credit losses as a percent of total loans is higher than at any time in my banking career and equates to a coverage ratio of 5.6 times our nonperforming loans,” continued Zalman.

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(1)	Refer to the “Notes to Selected Financial Data” at the end of this Earnings Release for a reconciliation of this non-GAAP financial measure to the nearest GAAP financial measure.

“Linked quarter deposits increased $306.5 million or 1.2% (4.7% annualized) from $26.153 billion at June 30, 2020. Based on our experience, people are spending more money and generating more account activity than earlier this year. Mortgage production continues to be robust, with consumers taking advantage of the historically low interest rates,” stated Zalman.

“We are starting to see green shoots in the economy, with consumers and businesses feeling more confident. The unemployment numbers are better than predicted and we believe third quarter GDP will also be higher than predicted,” concluded Zalman.

Results of Operations for the Three Months Ended September 30, 2020

Net income was $130.1 million(2) for the three months ended September 30, 2020 compared with $81.8 million(3) for the same period in 2019, an increase of $48.3 million or 59.1%, primarily due to the Merger. Net income per diluted common share was $1.40 for the three months ended September 30, 2020 compared with $1.19 for the same period in 2019, an increase of 17.6%. Net income was $130.1 million(2) for the three months ended September 30, 2020 compared with $130.9 million(4) for the three months ended June 30, 2020, a decrease of $837 thousand or 0.6%. Net income per diluted common share was $1.40 for the three months ended September 30, 2020 compared with $1.41 for the three months ended June 30, 2020, a decrease of 0.7%. Net income for the second quarter of 2020 included a tax benefit for net operating losses (“NOL”) of $20.1 million and merger related expenses of $7.5 million. Annualized returns on average assets, average common equity and average tangible common equity for the three months ended September 30, 2020 were 1.58%, 8.64% and 19.19%(1), respectively. Prosperity’s efficiency ratio (excluding net gains and losses on the sale or write down of assets and taxes) was 40.17%(1) for the three months ended September 30, 2020.

Net interest income before provision for credit losses for the three months ended September 30, 2020 was $258.1 million compared with $154.0 million for the same period in 2019, an increase of $104.1 million or 67.6%. The increase was primarily due to the Merger and the increase in loan discount accretion of $21.3 million. On a linked quarter basis, net interest income before provision for credit losses was $258.1 million compared with $259.0 million for the three months ended June 30, 2020, a decrease of $842 thousand or 0.3%. The decrease was primarily due to a decrease in loan discount accretion of $1.7 million and interest income on securities partially offset by decrease in interest expense.

The net interest margin on a tax equivalent basis was 3.57% for the three months ended September 30, 2020 compared with 3.16% for the same period in 2019. The change was primarily due to increased interest-earning assets related to the Merger and a $21.3 million increase in loan discount accretion. On a linked quarter basis, the net interest margin on a tax equivalent basis was 3.57% for the three months ended September 30, 2020 compared with 3.69% for the three months ended June 30, 2020. This change was primarily due to a $1.7 million decrease in loan discount accretion, higher net premium amortization on securities and higher cash balances due to excess liquidity.

Noninterest income was $34.9 million for the three months ended September 30, 2020 compared with $30.7 million for the same period in 2019, an increase of $4.3 million or 13.9%. This increase was primarily due to increases in mortgage income, which was primarily due to the Merger and increased activity, credit card, debit card and ATM card income and other noninterest income primarily due to the Merger, that was partially offset by a decrease in nonsufficient funds (“NSF”) fees. On a linked quarter basis, noninterest income increased $9.2 million or 36.0% to $34.9 million compared with $25.7 million for the three months ended June 30, 2020. This increase was primarily due to a lower loss on write-down of assets and increases in NSF fees, other noninterest income, mortgage income and credit card, debit card and ATM income.

Noninterest expense was $117.9 million for the three months ended September 30, 2020 compared with $80.7 million for the same period in 2019, an increase of $37.2 million or 46.1%, primarily due to the Merger. On a linked quarter basis, noninterest expense decreased $16.4 million or 12.2% to $117.9 million compared with $134.4 million for the three months ended June 30, 2020. The decrease was primarily due to no merger related expenses in the third quarter and decreases in salaries and benefits, credit and debit card, data processing and software amortization and other noninterest expense due to efficiencies gained following the LegacyTexas system conversion.

Results of Operations for the Nine Months Ended September 30, 2020

Net income was $391.8 million(5) for the nine months ended September 30, 2020 compared with $246.4 million(6) for the same period in 2019, an increase of $145.4 million or 59.0%. Net income per diluted common share was $4.20 for the nine months ended

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(2)	Includes purchase accounting adjustments of $18.7 million, net of tax, primarily comprised of loan discount accretion of $22.5 million for the three months ended September 30, 2020.
(3)	Includes purchase accounting adjustments of $895 thousand, net of tax, primarily comprised of loan discount accretion of $1.3 million for the three months ended September 30, 2019.
(4)

Includes purchase accounting adjustments of $20.4 million, net of tax, primarily comprised of loan discount accretion of $24.3 million, and merger related expenses of $7.5 million for the three months ended June 30, 2020.

(5)

Includes purchase accounting adjustments of $63.3 million, net of tax, primarily comprised of loan discount accretion of $75.3 million, and merger related expenses of $8.0 million for the nine months ended September 30, 2020.

(6)	Includes purchase accounting adjustments of $2.9 million, net of tax, primarily comprised of loan discount accretion of $4.3 million for the nine months ended September 30, 2019.

September 30, 2020 compared with $3.55 for the same period in 2019, an increase of 18.3%. The increase in net income and earnings per diluted common share for the nine months ended September 30, 2020 was primarily due to the Merger and a tax benefit for NOLs of $20.1 million, partially offset by merger related expenses of $8.0 million. Annualized returns on average assets, average common equity and average tangible common equity for the nine months ended September 30, 2020 were 1.62%, 8.78% and 19.77%(1), respectively. Excluding merger related expenses, net of tax, and the NOL tax benefit, annualized returns on average assets, average common equity and average tangible common equity for the nine months ended September 30, 2020 were 1.56%(1), 8.47%(1) and 19.07%(1), respectively. Prosperity’s efficiency ratio (excluding net gains and losses on the sale of assets and taxes) was 43.19%(1) for the nine months ended September 30, 2020. Excluding merger related expenses, the efficiency ratio was 42.27%(1) for the nine months ended September 30, 2020.

Net interest income before provision for credit losses for the nine months ended September 30, 2020 was $773.1 million compared with $463.7 million for the same period in 2019, an increase of $309.4 million or 66.7%. This change was primarily due to the Merger and the increase in loan discount accretion of $71.0 million.

The net interest margin on a tax equivalent basis for the nine months ended September 30, 2020 was 3.69% compared with 3.17% for the same period in 2019. This change was primarily due to increased interest-earning assets related to the Merger and the increase in loan discount accretion of $71.0 million.

Noninterest income was $95.0 million for the nine months ended September 30, 2020 compared with $88.8 million for the same period in 2019, an increase of $6.2 million or 7.0%. This increase was primarily due to increases in mortgage income, which was primarily due to the Merger and increased activity, credit card, debit card and ATM card income, other noninterest income and service charges on deposit accounts due to the Merger, partially offset by a net loss on write-down of assets of $4.9 million and decrease in NSF fees.

Noninterest expense was $377.0 million for the nine months ended September 30, 2020 compared with $240.1 million for the same period in 2019, an increase of $136.9 million or 57.0%. The change was primarily due to the increase in salaries and benefits, credit and debit card, data processing and software amortization, net occupancy and equipment and other noninterest expense due to the Merger and $8.0 million of merger related expenses.

Balance Sheet Information

At September 30, 2020, Prosperity had $33.198 billion in total assets, an increase of $11.105 billion or 50.3% compared with $22.093 billion at September 30, 2019.

Loans at September 30, 2020 were $20.796 billion, an increase of $10.122 billion or 94.8%, compared with $10.673 billion at September 30, 2019. Linked quarter loans decreased $229.5 million or 1.1% from $21.025 billion at June 30, 2020. At September 30, 2020, the Company had $1.394 billion of Paycheck Protection Program (“PPP”) loans.

As part of its lending activities, Prosperity extends credit to oil and gas production and servicing companies. Oil and gas production loans are loans to companies directly involved in the exploration and/or production of oil and gas. Oil and gas servicing loans are loans to companies that provide services for oil and gas production and exploration. At September 30, 2020, oil and gas loans totaled $604.7 million (net of discount and excluding PPP loans totaling $115.3 million) or 2.9% of total loans, of which $359.6 million were production loans and $245.1 million were servicing loans, compared with total oil and gas loans of $339.5 million (net of discount) or 3.2% of total loans at September 30, 2019, of which $82.4 million were production loans and $257.1 million were servicing loans. In addition, as of September 30, 2020, Prosperity had total unfunded commitments to oil and gas companies of $258.1 million compared with total unfunded commitments to oil and gas companies of $248.9 million as of September 30, 2019. Unfunded commitments to producers include letters of credit issued in lieu of oil well plugging bonds.

Additionally, Prosperity extends credit to hotels and restaurants. At September 30, 2020, loans to hotels totaled $386.3 million (excluding PPP loans totaling $8.8 million) or 1.9% of total loans and loans to restaurants totaled $215.1 million (excluding PPP loans totaling $110.9 million) or 1.0% of total loans.

Deposits at September 30, 2020 were $26.459 billion, an increase of $9.529 billion or 56.3%, compared with $16.930 billion at September 30, 2019. Linked quarter deposits increased $306.5 million or 1.2% from $26.153 billion at June 30, 2020.

The table below provides detail on the impact of loans acquired and deposits assumed in the Merger:

Balance Sheet Data (at period end)
(In thousands)
	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Loans acquired (including new production since acquisition date):
LegacyTexas:
Loans held for sale (1)	$—	$15,725	$54,229	$66,745	$—
Loans held for investment	6,349,251	6,601,006	6,713,337	6,636,855	—
Loans held for investment - Warehouse Purchase Program	2,730,614	2,557,183	1,713,762	1,552,762	—
All other loans	11,715,776	11,851,259	10,645,867	10,588,984	10,673,345
Total loans	$20,795,641	$21,025,173	$19,127,195	$18,845,346	$10,673,345

Deposits assumed (including new deposits since acquisition date):
LegacyTexas	$5,977,357	$5,997,395	$5,605,986	$6,141,546	$—
All other deposits	20,481,849	20,155,293	18,220,371	18,058,186	16,929,920
Total deposits	$26,459,206	$26,152,688	$23,826,357	$24,199,732	$16,929,920

(1) The LegacyTexas mortgage business was combined with the Prosperity Bank mortgage business in the second quarter of 2020. Accordingly, all loans held for sale will be reported only for Prosperity Bank going forward and not separately tracked for LegacyTexas.

Excluding loans acquired in the Merger and new production by the acquired lending operations since November 1, 2019, loans at September 30, 2020 grew $1.042 billion or 9.8% compared with September 30, 2019 and decreased $135.5 million or 1.1% compared with June 30, 2020.

Excluding deposits assumed in the Merger and new deposits generated at the acquired banking centers since November 1, 2019, deposits at September 30, 2020 grew $3.552 billion or 21.0% compared with September 30, 2019 and grew $326.6 million or 1.6% compared with June 30, 2020.

Asset Quality

Nonperforming assets totaled $69.5 million or 0.24% of quarterly average interest-earning assets at September 30, 2020, compared with $51.2 million or 0.26% of quarterly average interest-earning assets at September 30, 2019, and $77.9 million or 0.28% of quarterly average interest-earning assets at June 30, 2020.

The allowance for credit losses on loans was $323.6 million or 1.56% of total loans at September 30, 2020 compared to $324.2 million or 1.54% of total loans at June 30, 2020 and $87.1 million or 0.82% of total loans at September 30, 2019. The allowance for credit losses on loans to total loans, excluding Warehouse Purchase Program and PPP loans, was 1.94%(1) at September 30, 2020 compared with 1.90%(1) at June 30, 2020 and 0.82%(1) at September 30, 2019. On January 1, 2020, Prosperity adopted the measurement of current expected credit losses (“CECL”). Upon adoption of CECL, Prosperity recognized an increase in allowance for credit losses on loans of $108.7 million, of which $102.5 million was related to LegacyTexas and an increase in allowance for credit losses on off-balance sheet credit exposures of $24.4 million, of which $6.3 million was related to LegacyTexas, with a corresponding decrease in retained earnings (pre-tax). Additionally, Prosperity recognized an increase in the allowance for credit losses on loans of $131.8 million, of which $130.3 million was related to LegacyTexas, due to the reclass of purchased credit deteriorated (“PCD”) discounts as a result of adopting CECL.

The provision for credit losses was $10.0 million for the three months ended September 30, 2020 compared with $1.1 million for the three months ended September 30, 2019 and $10.0 million for the three months ended June 30, 2020.  The provision for credit losses was $20.0 million for the nine months ended September 30, 2020 compared with $2.6 million for the nine months ended September 30, 2019.

Net charge-offs were $10.6 million for the three months ended September 30, 2020 compared with net charge-offs of $1.0 million for the three months ended September 30, 2019 and net charge-offs of $13.0 million for the three months ended June 30, 2020. Net charge-offs for the third quarter of 2020 included $8.6 million related to resolved PCD loans. These PCD loans had specific reserves of $15.7 million, of which $8.6 million was allocated to the charge-offs and $7.1 million was moved to the general reserve. Additionally, $6.1 million of specific reserves on resolved PCD loans was released to the general reserve without taking any charge-off. Net charge-offs were $24.4 million for the nine months ended September 30, 2020 compared with $2.0 million for the nine months ended September 30, 2019. Net charge-offs for the nine months ended September 30, 2020 included $21.0 million related to resolved PCD loans. These PCD loans had specific reserves of $44.2 million, of which $21.0 million was allocated to the charge-offs and $23.2 million was moved to the general reserve.

Dividend

Prosperity Bancshares declared a fourth quarter cash dividend of $0.49 per share to be paid on January 4, 2021 to all shareholders of record as of December 15, 2020.

Stock Repurchase Program

On January 29, 2020, Prosperity Bancshares announced a stock repurchase program under which up to 5%, or approximately

4.7 million shares, of its outstanding common stock may be acquired over a one-year period expiring on January 28, 2021, at the discretion of management. Prosperity Bancshares repurchased 98.0 thousand shares of its common stock at an average weighted price of $49.99 during the three months ended September 30, 2020 and 2.2 million shares of its common stock at an average weighted price of $52.47 per share during the nine months ended September 30, 2020.

Planned Redemption of Outstanding Subordinated Notes

In September 2020, Prosperity Bancshares notified the Trustee of its intent to redeem $125.0 million in subordinated notes assumed in the Merger. The redemption will occur on December 1, 2020 and will be funded by dividends from Prosperity Bank.

COVID-19 Pandemic

In December 2019, a novel strain of coronavirus disease (“COVID-19”) was first reported in Wuhan, Hubei Province, China. On March 11, 2020, the World Health Organization declared COVID-19 a pandemic. On March 13, 2020, the U.S. President announced a national emergency relating to the pandemic, which has since been extended. On August 8, 2020, the Governor of Texas extended the proclamation certifying that COVID-19 poses an imminent threat of disaster in the state and declaring a state of disaster for all counties in Texas and on September 17, 2020, signed an Executive Order that detailed the ongoing plan to open businesses and activities in Texas. On September 25, 2020, the Governor of Oklahoma extended the executive order that declared an emergency caused by the impending threat of COVID-19 to the people of Oklahoma. The Bank is considered an essential business and is closely monitoring the latest developments regarding COVID-19. The COVID-19 pandemic has resulted in significant economic uncertainties that have had, and could continue to have, an adverse impact on the Company’s operating income, financial condition and cash flows. The extent to which the COVID-19 pandemic will impact the Company’s operations and financial results during the remainder of 2020 cannot be reasonably or reliably estimated at this time.

The health and safety of the Bank’s associates, customers, and communities are of utmost importance; and the Company has taken additional measures in an effort to ensure this safety, including restricting nonessential employee travel, expanding remote access availability, distancing work stations, professional cleaning of its facilities, and signs and distancing reminders for customers in the banking centers. Further, the Company remains committed to providing uninterrupted and reliable banking service and has business continuity plans and protocols in place to ensure critical operations are able to continue without disruption.

In response to the COVID-19 pandemic, on March 27, 2020 the President of the United States signed the CARES Act into law. The CARES Act provides assistance for American workers, families and small businesses. The Paycheck Protection Program (“PPP”), established by the CARES Act and implemented by the Small Business Administration (“SBA”) with support from the Department of the Treasury, provides small businesses with funds to pay payroll costs including benefits. Funds can also be used to pay interest on mortgages, rent, and utilities. On June 5, 2020, the President signed the Paycheck Protection Program Flexibility Act of 2020 (“PPP Flexibility Act”), which modified the covered expense period from eight weeks to 24 weeks, extended the maturity date of the loans out to five years and gave greater flexibility to employers having difficulty hiring workers. PPP loans originated prior to June 5, 2020, have a two year term and earn interest at 1%. PPP loans originated on and after June 5, 2020, have a five year term. The loans are eligible for early forgiveness by the SBA as provided by the CARES Act and the PPP Flexibility Act and related regulations and guidance. Additionally, the Bank is entitled to a per loan processing fee based on a tiered schedule ranging from 5% to 1% of the loan balance. The PPP application period expired on August 8, 2020.  As of September 30, 2020, the Company has obtained SBA approvals on approximately 11,948 loans totaling $1.394 billion. The Company has also provided relief to its loan customers through loan extensions and deferrals.

Merger with LegacyTexas Financial Group, Inc.

On November 1, 2019, Prosperity completed the merger with LegacyTexas and its wholly-owned subsidiary LegacyTexas Bank headquartered in Plano, Texas. LegacyTexas Bank operated 42 locations in 19 North Texas cities in and around the Dallas-Fort Worth area.

Pursuant to the terms of the merger agreement, Prosperity issued 26,228,148 shares of Prosperity common stock with a closing price of $69.02 per share plus $318.0 million in cash, made up of $308.6 million in cash and $9.4 million in cash for taxes withheld, for all outstanding shares of LegacyTexas. This resulted in goodwill of $1.331 billion as of September 30, 2020, which was subject to subsequent fair value adjustments. During the second quarter of 2020, Prosperity completed the operational conversion of LegacyTexas Bank.

Conference Call

Prosperity’s management team will host a conference call on Wednesday, October 28, 2020 at 11:30 a.m. Eastern Time (10:30 a.m. Central Time) to discuss Prosperity’s third quarter 2020 earnings. Individuals and investment professionals may participate in the call by dialing 877-883-0383 for domestic participants, or 412-902-6506 for international participants. The participant elite entry number is 6937658.

Alternatively, individuals may listen to the live webcast of the presentation by visiting Prosperity’s website at www.prosperitybankusa.com. The webcast may be accessed from Prosperity’s home page by selecting “Presentations, Webcast & Calls” from the menu on the Investor Relations link and following the instructions.

Non-GAAP Financial Measures

Prosperity’s management uses certain non-GAAP financial measures to evaluate its performance. Specifically, Prosperity reviews diluted earnings per share excluding merger related expenses, net of tax, and NOL carryback; return on average assets excluding merger related expenses, net of tax, and NOL carryback; return on average common equity excluding merger related expenses, net of tax, and NOL carryback; return on average tangible common equity; return on average tangible common equity excluding merger related expenses, net of tax, and NOL carryback; tangible book value per share; the tangible equity to tangible assets ratio; allowance for credit losses to total loans excluding Warehouse Purchase Program and PPP loans; the efficiency ratio, excluding net gains and losses on the sale or write down of assets and securities; and the efficiency ratio, excluding net gains and losses on the sale or write down of assets and securities and merger related expenses, for internal planning and forecasting purposes. Prosperity believes these non-GAAP financial measures provide information useful to investors in understanding Prosperity’s financial results and their presentation, together with the accompanying reconciliations, provides a more complete understanding of factors and trends affecting Prosperity’s business and allows investors to view performance in a manner similar to management, the entire financial services sector, bank stock analysts and bank regulators. Further, Prosperity believes that these non-GAAP financial measures provide useful information by excluding certain items that may not be indicative of its core operating earnings and business outlook. These non-GAAP financial measures should not be considered a substitute for, nor of greater importance than, GAAP basis financial measures and results; Prosperity strongly encourages investors to review its consolidated financial statements in their entirety and not to rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. Please refer to the “Notes to Selected Financial Data” at the end of this Earnings Release for a reconciliation of these non-GAAP financial measures to the nearest respective GAAP financial measures.

Prosperity Bancshares, Inc. ®

As of September 30, 2020, Prosperity Bancshares, Inc.® is a $33.198 billion Houston, Texas based regional financial holding company providing personal banking services and investments to consumers and businesses throughout Texas and Oklahoma.  Founded in 1983, Prosperity believes in a community banking philosophy, taking care of customers, businesses and communities in the areas it serves by providing financial solutions to simplify everyday financial needs. In addition to offering traditional deposit and loan products, Prosperity offers digital banking solutions, credit and debit cards, mortgage services, retail brokerage services, trust and wealth management, and cash management.

As of September 30, 2020, Prosperity operated 275 full-service banking locations: 65 in the Houston area, including The Woodlands; 30 in the South Texas area including Corpus Christi and Victoria; 65 in the Dallas/Fort Worth area; 22 in the East Texas area; 29 in the Central Texas area including Austin and San Antonio; 34 in the West Texas area including Lubbock, Midland-Odessa and Abilene; 16 in the Bryan/College Station area; 6 in the Central Oklahoma area; 8 in the Tulsa, Oklahoma area.

Cautionary Notes on Forward-Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This release contains, and the remarks by Prosperity’s management on the conference call may contain, forward-looking statements within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are typically, but not exclusively, identified by the use in the statements of words or phrases such as “aim,” “anticipate,” “estimate,” “expect,” “goal,” “guidance,” “intend,” “is anticipated,” “is expected,” “is intended,” “objective,” “plan,” “projected,” “projection,” “will affect,” “will be,” “will continue,” “will decrease,” “will grow,” “will impact,” “will increase,” “will incur,” “will reduce,” “will remain,” “will result,” “would be,” variations of such words or phrases (including where the word “could,” “may,” or “would” is used rather than the word “will” in a phrase) and similar words and phrases indicating that the statement addresses some future result, occurrence, plan or objective. Forward-looking statements include all statements other than statements of historical fact, including forecasts or trends, and are based on current expectations, assumptions, estimates and projections about Prosperity Bancshares and its subsidiaries. These forward-looking statements may include information about Prosperity’s possible or assumed future economic performance or future results of operations, including future revenues, income, expenses, provision for loan losses, provision for taxes, effective tax rate, earnings per share and cash flows and Prosperity’s future capital expenditures and dividends, future financial condition and changes therein, including changes in Prosperity’s loan portfolio and allowance for loan losses, future capital structure or changes therein, as well as the plans and objectives of management for Prosperity’s future operations, future or proposed acquisitions, the future or expected effect of acquisitions on Prosperity’s operations, results of operations, financial condition, and future economic performance, statements about the anticipated benefits of the proposed transaction, and statements about the assumptions underlying any such statement, as well as expectations regarding the effects of the COVID-19 pandemic on the Bank’s operating income, financial condition and cash flows.  These forward‑looking statements are not guarantees of future performance and are subject to risks and uncertainties, many of which are outside of Prosperity’s control, which may cause actual results to differ materially from those expressed or implied by the forward-looking statements.  These risks and uncertainties include but are not limited to whether Prosperity can: successfully identify acquisition targets and integrate the businesses of acquired companies and banks, including LegacyTexas; continue to sustain its current internal growth rate or total growth rate; provide products and services that appeal to its customers; continue to have access to debt and equity capital markets; and achieve its sales objectives.  Other risks include, but are not limited to: the possibility that credit quality could deteriorate; actions of competitors; changes in laws and regulations (including changes in governmental interpretations of regulations and changes in accounting standards); the possibility that the anticipated benefits of an acquisition transaction, including the LegacyTexas transaction, are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of two companies or as a result of the strength of the economy and competitive factors generally; a deterioration or downgrade in the credit quality and credit agency ratings of the securities in Prosperity’s securities portfolio; customer and consumer demand, including customer and consumer response to marketing; effectiveness of spending, investments or programs; fluctuations in the cost and availability of supply chain resources; economic conditions, including currency rate, interest rate and commodity price fluctuations; the effect, impact potential duration or other implications of the COVID-19 pandemic; and weather.  These and various other factors are discussed in Prosperity Bancshares’ Annual Report on Form 10-K for the year ended December 31, 2019, Quarterly Report on Form 10-Q for the period ended June 30, 2020, and other reports and statements Prosperity Bancshares has filed with the Securities and Exchange Commission (“SEC”). Copies of the SEC filings for Prosperity Bancshares may be downloaded from the Internet at no charge from http://www.prosperitybankusa.com.

Bryan/College Station Area	Frisco-West	Kerens	Hempstead	98th Street
Bryan	Garland	Longview	Hitchcock	Avenue Q
Bryan-29th Street	Grapevine	Mount Vernon	Liberty	North University
Bryan-East	Grapevine Main	Palestine	Magnolia	Texas Tech Student Union
Bryan-North	Kiest	Rusk	Magnolia Parkway
Caldwell	Lake Highlands	Seven Points	Mont Belvieu	Midland
College Station	McKinney	Teague	Nederland	Wadley
Crescent Point	McKinney Eldorado	Tyler-Beckham	Needville	Wall Street
Hearne	McKinney Redbud	Tyler-South Broadway	Rosenberg
Huntsville	North Carrolton	Tyler-University	Shadow Creek	Odessa
Madisonville	Oak Cliff	Winnsboro	Spring	Grandview
Navasota	Park Cities		Tomball	Grant
New Waverly	Plano	Houston Area	Waller	Kermit Highway
Rock Prairie	Plano-West	Houston	West Columbia	Parkway
Southwest Parkway	Preston Forest	Aldine	Wharton
Tower Point	Preston Parker	Alief	Winnie	Other West Texas Area
Wellborn Road	Preston Royal	Bellaire	Wirt	Locations
	Red Oak	Beltway		Big Spring
Central Texas Area	Richardson	Clear Lake	South Texas Area -	Brownfield
Austin	Richardson-West	Copperfield	Corpus Christi	Brownwood
Allandale	Rosewood Court	Cypress	Calallen	Cisco
Cedar Park	The Colony	Downtown	Carmel	Comanche
Congress	Tollroad	Eastex	Northwest	Early
Lakeway	Trinity Mills	Fairfield	Saratoga	Floydada
Liberty Hill	Turtle Creek	First Colony	Timbergate	Gorman
Northland	West 15th Plano	Fry Road	Water Street	Levelland
Oak Hill	West Allen	Gessner		Littlefield
Research Blvd	Westmoreland	Gladebrook	Victoria	Merkel
Westlake	Wylie	Grand Parkway	Victoria Main	Plainview
		Heights	Victoria-Navarro	San Angelo
Other Central Texas Area	Fort Worth	Highway 6 West	Victoria-North	Slaton
Locations	Haltom City	Little York	Victoria Salem	Snyder
Bastrop	Hulen	Medical Center
Canyon Lake	Keller	Memorial Drive	Other South Texas Area	Oklahoma
Dime Box	Museum Place	Northside	Locations	Central Oklahoma Area
Dripping Springs	Renaissance Square	Pasadena	Alice	Oklahoma City
Elgin	Roanoke	Pecan Grove	Aransas Pass	23rd Street
Flatonia	Stockyards	Pin Oak	Beeville	Expressway
Georgetown		River Oaks	Colony Creek	I-240
Gruene	Other Dallas/Fort Worth Area	Sugar Land	Cuero	Memorial
Kingsland	Locations	SW Medical Center	Edna
La Grange	Arlington	Tanglewood	Goliad	Other Central Oklahoma Area
Lexington	Azle	The Plaza	Gonzales	Locations
New Braunfels	Ennis	Uptown	Hallettsville	Edmond
Pleasanton	Flower Mound	Waugh Drive	Kingsville	Norman
Round Rock	Gainesville	Westheimer	Mathis
San Antonio	Glen Rose	West University	Padre Island	Tulsa Area
Schulenburg	Granbury	Woodcreek	Palacios	Tulsa
Seguin	Grand Prairie		Port Lavaca	Garnett
Smithville	Jacksboro	Katy	Portland	Harvard
Thorndale	Mesquite	Cinco Ranch	Rockport	Memorial
Weimar	Muenster	Katy-Spring Green	Sinton	Sheridan
	Runaway Bay		Taft	S. Harvard
Dallas/Fort Worth Area	Sanger	The Woodlands	Yoakum	Utica Tower
Dallas	Waxahachie	The Woodlands-College Park	Yorktown	Yale
14th Street Plano	Weatherford	The Woodlands-I-45
Abrams Centre		The Woodlands-Research Forest	West Texas Area	Other Tulsa Area Locations
Addison	East Texas Area		Abilene	Owasso
Allen	Athens	Other Houston Area	Antilley Road
Balch Springs	Blooming Grove	Locations	Barrow Street
Camp Wisdom	Canton	Angleton	Cypress Street
Carrollton	Carthage	Bay City	Judge Ely
Cedar Hill	Corsicana	Beaumont	Mockingbird
Coppell	Crockett	Cleveland
East Plano	Eustace	East Bernard	Lubbock
Euless	Gilmer	El Campo	4th Street
Frisco	Grapeland	Dayton	66th Street
Frisco Gaylord	Gun Barrel City	Galveston	82nd Street
Frisco Warren	Jacksonville	Groves	86th Street

 - - -

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(In thousands)

	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019
Balance Sheet Data (at period end)
Loans held for sale	$51,694	$39,516	$65,035	$80,959	$20,284
Loans held for investment	18,013,333	18,428,474	17,348,398	17,211,625	10,653,061
Loans held for investment - Warehouse Purchase Program	2,730,614	2,557,183	1,713,762	1,552,762	—
Total loans	20,795,641	21,025,173	19,127,195	18,845,346	10,673,345

Investment securities(A)	7,431,495	7,717,586	8,295,495	8,570,056	8,495,206
Federal funds sold	56,469	568	676	519	521
Allowance for credit losses(B)	(323,635)	(324,205)	(327,206)	(87,469)	(87,061)
Cash and due from banks	1,031,193	332,873	381,458	573,589	420,359
Goodwill	3,231,692	3,231,964	3,223,144	3,223,671	1,900,845
Core deposit intangibles, net	76,478	79,748	83,041	86,404	29,051
Other real estate owned	11,548	6,160	5,452	6,936	815
Fixed assets, net	325,994	324,975	327,293	326,832	263,703
Other assets	560,724	571,807	626,951	639,824	396,033
Total assets	$33,197,599	$32,966,649	$31,743,499	$32,185,708	$22,092,817

Noninterest-bearing deposits	$8,998,328	$9,040,257	$7,461,323	$7,763,894	$5,784,002
Interest-bearing deposits	17,460,878	17,112,431	16,365,034	16,435,838	11,145,918
Total deposits	26,459,206	26,152,688	23,826,357	24,199,732	16,929,920
Other borrowings	2,570	103,131	1,338,429	1,303,730	600,795
Securities sold under repurchase agreements	380,274	365,335	344,695	377,294	311,404
Subordinated notes	125,146	125,365	125,585	125,804	—
Allowance for credit losses on off-balance sheet credit exposures(B)	29,947	29,947	29,947	5,599	—
Other liabilities	165,579	242,061	222,912	202,714	123,892
Total liabilities	27,162,722	27,018,527	25,887,925	26,214,873	17,966,011
Shareholders' equity(C)	6,034,877	5,948,122	5,855,574	5,970,835	4,126,806
Total liabilities and equity	$33,197,599	$32,966,649	$31,743,499	$32,185,708	$22,092,817

(A)

Includes $(442), $(1,767), $(3,421), $763 and $49 in unrealized (losses) gains on available for sale securities for the quarterly periods ended September 30, 2020, June 30, 2020, March 31, 2020, December 31, 2019 and September 30, 2019, respectively.

(B)	ASU 2016-13 became effective for Prosperity on January 1, 2020.
(C)

Includes $(349), $(1,396), $(2,703), $602 and $38 in after-tax unrealized (losses) gains on available for sale securities for the quarterly periods ended September 30, 2020, June 30, 2020, March 31, 2020, December 31, 2019 and September 30, 2019, respectively.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(In thousands)

	Three Months Ended					Year-to-Date
	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019	Sep 30, 2020	Sep 30, 2019
Income Statement Data
Interest income:
Loans	$244,255	$242,772	$247,243	$222,910	$134,943	$734,270	$398,533
Securities(D)	38,033	43,776	48,282	49,348	50,872	130,091	160,464
Federal funds sold and other earning assets	144	45	713	600	363	902	1,083
Total interest income	282,432	286,593	296,238	272,858	186,178	865,263	560,080

Interest expense:
Deposits	22,458	25,269	35,018	32,759	26,939	82,745	78,629
Other borrowings	52	533	2,932	6,115	4,335	3,517	15,208
Securities sold under repurchase agreements	309	337	757	879	914	1,403	2,504
Subordinated notes and trust preferred	1,500	1,499	1,500	1,075	—	4,499	—
Total interest expense	24,319	27,638	40,207	40,828	32,188	92,164	96,341
Net interest income	258,113	258,955	256,031	232,030	153,990	773,099	463,739
Provision for credit losses	10,000	10,000	-	1,700	1,100	20,000	2,600
Net interest income after provision for credit losses	248,113	248,955	256,031	230,330	152,890	753,099	461,139

Noninterest income:
Nonsufficient funds (NSF) fees	7,156	5,645	9,443	9,990	8,835	22,244	24,624
Credit card, debit card and ATM card income	8,315	7,263	7,474	7,728	6,688	23,052	19,139
Service charges on deposit accounts	5,920	5,790	6,104	5,597	5,020	17,814	15,007
Trust income	2,502	2,242	2,662	2,582	2,492	7,406	7,645
Mortgage income	2,958	1,820	2,010	2,455	839	6,788	2,551
Brokerage income	628	584	650	625	522	1,862	1,736
Bank owned life insurance income	1,449	1,508	1,545	1,502	1,314	4,502	3,924
Net (loss) gain on sale or write-down of assets	(528)	(3,945)	(385)	(1,870)	(3)	(4,858)	57
Other noninterest income	6,524	4,768	4,885	6,897	4,966	16,177	14,092
Total noninterest income	34,924	25,675	34,388	35,506	30,673	94,987	88,775

Noninterest expense:
Salaries and benefits	75,068	79,109	77,282	69,356	52,978	231,459	156,992
Net occupancy and equipment	8,644	9,190	8,980	7,420	5,607	26,814	16,565
Credit and debit card, data processing and software amortization	8,776	11,690	11,421	9,158	4,989	31,887	14,466
Regulatory assessments and FDIC insurance	2,512	2,601	2,078	2,095	1,814	7,191	6,513
Core deposit intangibles amortization	3,270	3,293	3,363	2,705	1,248	9,926	3,832
Depreciation	4,605	4,598	4,768	4,212	3,286	13,971	9,501
Communications	3,027	3,324	3,195	3,012	2,214	9,546	6,667
Other real estate expense	258	40	46	57	68	344	271
Net (gain) loss on sale or write-down of other real estate	(137)	4	(130)	(49)	(115)	(263)	(346)
Merger related expenses	—	7,474	544	46,402	—	8,018	—
Other noninterest expense	11,896	13,045	13,194	12,083	8,610	38,135	25,630
Total noninterest expense	117,919	134,368	124,741	156,451	80,699	377,028	240,091
Income before income taxes	165,118	140,262	165,678	109,385	102,864	471,058	309,823
Provision for income taxes	35,054	9,361	34,830	23,251	21,106	79,245	63,405
Net income available to common shareholders	$130,064	$130,901	$130,848	$86,134	$81,758	$391,813	$246,418

(D) Interest income on securities was reduced by net premium amortization of $10,089, $9,224, $8,005, $8,556 and $8,027 for the three-month periods ended September 30, 2020, June 30, 2020, March 31, 2020, December 31, 2019 and September 30, 2019, respectively, and $27,318 and $22,223 for the nine-month periods ended September 30, 2020 and September 30, 2019, respectively.

Prosperity Bancshares, Inc. ®

Financial Highlights (Unaudited)

(Dollars and share amounts in thousands, except per share data and market prices)

	Three Months Ended								Year-to-Date
	Sep 30, 2020	Jun 30, 2020		Mar 31, 2020		Dec 31, 2019		Sep 30, 2019	Sep 30, 2020		Sep 30, 2019
Profitability
Net income (E) (F)	$130,064	$130,901		$130,848		$86,134		$81,758	$391,813		$246,418

Basic earnings per share	$1.40	$1.41		$1.39		$1.01		$1.19	$4.20		$3.55
Diluted earnings per share	$1.40	$1.41		$1.39		$1.01		$1.19	$4.20		$3.55

Return on average assets (G)	1.58%	1.61%	(K)	1.67%	(K)	1.19%	(K)	1.47%	1.62%	(K)	1.47%
Return on average common equity (G)	8.64%	8.84%	(K)	8.86%	(K)	6.33%	(K)	7.89%	8.78%	(K)	7.95%
Return on average tangible common equity (G) (H)	19.19%	19.98%	(K)	20.16%	(K)	12.50%	(K)	14.77%	19.77%	(K)	14.94%
Tax equivalent net interest margin (E) (F) (I)	3.57%	3.69%		3.81%		3.66%		3.16%	3.69%		3.17%
Efficiency ratio (H) (J)	40.17%	46.56%	(L)	42.90%	(L)	58.07%	(L)	43.70%	43.19%	(L)	43.46%

Liquidity and Capital Ratios
Equity to assets	18.18%	18.04%		18.45%		18.55%		18.68%	18.18%		18.68%
Common equity tier 1 capital	13.17%	12.29%		12.27%		12.30%		16.68%	13.17%		16.68%
Tier 1 risk-based capital	13.17%	12.29%		12.27%		12.30%		16.68%	13.17%		16.68%
Total risk-based capital	14.28%	13.36%		12.81%		12.70%		17.34%	14.28%		17.34%
Tier 1 leverage capital	9.57%	9.41%		9.49%		10.42%		10.86%	9.57%		10.86%
Period end tangible equity to period end tangible assets (H)	9.12%	8.89%		8.96%		9.21%		10.90%	9.12%		10.90%

Other Data
Weighted-average shares used in computing earnings per common share
Basic	92,656	92,658		94,371		85,573		68,738	93,226		69,463
Diluted	92,656	92,658		94,371		85,573		68,738	93,226		69,463
Period end shares outstanding	92,562	92,660		92,652		94,746		68,397	92,562		68,397
Cash dividends paid per common share	$0.46	$0.46		$0.46		$0.46		$0.41	$1.38		$1.23
Book value per common share	$65.20	$64.19		$63.20		$63.02		$60.34	$65.20		$60.34
Tangible book value per common share (H)	$29.46	$28.45		$27.52		$28.08		$32.12	$29.46		$32.12

Common Stock Market Price
High	$60.63	$72.95		$75.22		$74.35		$71.86	$75.22		$75.36
Low	$48.80	$43.68		$42.02		$66.60		$62.17	$42.02		$61.65
Period end closing price	$51.83	$59.38		$48.25		$71.89		$70.63	$51.83		$70.63
Employees – FTE (excluding overtime)	3,716	3,793		3,801		3,867		3,019	3,716		3,044
Number of banking centers	275	275		285		285		243	275		243

(E) Includes purchase accounting adjustments for the periods presented as follows:

	Three Months Ended					Year-to-Date
	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019	Sep 30, 2020	Sep 30, 2019
Loan discount accretion
ASC 310-20	$16,729	$17,999	$22,463	$17,834	$1,006	$57,191	$3,360
ASC 310-30	$5,805	$6,267	$6,019	$5,908	$277	$18,091	$943
Securities net amortization	$116	$203	$194	$201	$157	$513	$646
Time deposits amortization	$1,240	$1,793	$2,270	$1,709	—	$5,303	—

(F) Using effective tax rate of 21.2%, 6.7%, 21.0%, 21.3% and 20.5% for the three-month periods ended September 30, 2020, June 30, 2020, March 31, 2020, December 31, 2019 and September 30, 2019, respectively, and 16.8% and 20.5% for the nine-month periods ended September 30, 2020 and September 30, 2019, respectively.  Net income for the second quarter of 2020 includes a tax benefit for NOLs due to the CARES Act.

(G) Interim periods annualized.

(H) Refer to the "Notes to Selected Financial Data" at the end of this Earnings Release for a reconciliation of this non-GAAP financial measure to the nearest GAAP financial measure.

(I) Net interest margin for all periods presented is based on average balances on an actual 365 day or 366 day basis.

(J)

Calculated by dividing total noninterest expense, excluding credit loss provisions, by net interest income plus noninterest income, excluding net gains and losses on the sale or write down of assets and securities. Additionally, taxes are not part of this calculation.

(K)

For calculations of the annualized returns on average assets, average common equity and average tangible common equity excluding merger related expenses, net of tax, and NOL carryback, refer to the "Notes to Selected Financial Data" at the end of this Earnings Release for a reconciliation of this non-GAAP financial measure to the nearest GAAP financial measure.

(L)

For calculations of the efficiency ratio excluding merger related expenses, net of tax,  refer to the "Notes to Selected Financial Data" at the end of this Earnings Release for a reconciliation of this non-GAAP financial measure to the nearest GAAP financial measure.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

YIELD ANALYSIS	Three Months Ended
	Sep 30, 2020				Jun 30, 2020				Sep 30, 2019
	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	(M)	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	(M)	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	(M)
Interest-earning assets:
Loans held for sale	$50,606	$420	3.30%		$63,338	$523	3.32%		$21,077	$266	5.01%
Loans held for investment	18,267,559	225,596	4.91%		18,135,226	228,062	5.06%		10,589,272	134,677	5.05%
Loans held for investment - Warehouse Purchase Program	2,279,461	18,239	3.18%		1,843,097	14,187	3.10%		—	—	—
Total Loans	20,597,626	244,255	4.72%		20,041,661	242,772	4.87%		10,610,349	134,943	5.05%
Investment securities	7,603,762	38,033	1.99%	(N)	8,054,008	43,776	2.19%	(N)	8,758,056	50,872	2.30%	(N)
Federal funds sold and other earning assets	618,228	144	0.09%		172,761	45	0.10%		74,751	363	1.93%
Total interest-earning assets	28,819,616	282,432	3.90%		28,268,430	286,593	4.08%		19,443,156	186,178	3.80%
Allowance for credit losses(B)	(321,424)				(325,720)				(86,996)
Noninterest-earning assets	4,482,646				4,562,016				2,849,936
Total assets	$32,980,838				$32,504,726				$22,206,096

Interest-bearing liabilities:
Interest-bearing demand deposits	$5,221,722	$5,028	0.38%		$4,949,023	$4,621	0.38%		$3,575,249	$5,602	0.62%
Savings and money market deposits	8,937,751	7,833	0.35%		8,537,352	8,745	0.41%		5,524,277	12,588	0.90%
Certificates and other time deposits	3,103,290	9,597	1.23%		3,224,196	11,903	1.48%		2,083,803	8,749	1.67%
Other borrowings	13,898	52	1.49%		474,867	533	0.45%		749,814	4,335	2.29%
Securities sold under repurchase agreements	378,888	309	0.32%		365,077	337	0.37%		315,277	914	1.15%
Subordinated notes and trust preferred	125,256	1,500	4.76%		125,475	1,499	4.80%		—	—	—
Total interest-bearing liabilities	17,780,805	24,319	0.54%	(O)	17,675,990	27,638	0.63%	(O)	12,248,420	32,188	1.04%	(O)

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	8,980,814				8,583,734				5,701,419
Allowance for credit losses on off-balance sheet credit exposures(B)	29,947				29,947				—
Other liabilities	167,532				289,899				111,526
Total liabilities	26,959,098				26,579,570				18,061,365
Shareholders' equity	6,021,740				5,925,156				4,144,731
Total liabilities and shareholders' equity	$32,980,838				$32,504,726				$22,206,096

Net interest income and margin		$258,113	3.56%			$258,955	3.68%			$153,990	3.14%
Non-GAAP to GAAP reconciliation:
Tax equivalent adjustment		658				690				791
Net interest income and margin (tax equivalent basis)		$258,771	3.57%			$259,645	3.69%			$154,781	3.16%

(M) Annualized and based on an actual 365 day or 366 day basis.

(N) Yield on securities was impacted by net premium amortization of $10,089, $9,224 and $8,027 for the three-month periods ended September 30, 2020, June 30, 2020 and September 30, 2019, respectively.

(O) Total cost of funds, including noninterest bearing deposits, was 0.36%, 0.42% and 0.71% for the three-month periods ended September 30, 2020, June 30, 2020 and September 30, 2019, respectively.

 Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

YIELD ANALYSIS	Year-to-Date
	Sep 30, 2020				Sep 30, 2019
	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	(P)	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	(P)
Interest-earning assets:
Loans held for sale	$60,256	$1,575	3.49%		$23,605	$887	5.02%
Loans held for investment	17,890,010	690,175	5.15%		10,484,864	397,646	5.07%
Loans held for investment - Warehouse Purchase Program	1,749,568	42,520	3.25%		—	—	—
Total loans	19,699,834	734,270	4.98%		10,508,469	398,533	5.07%
Investment securities	8,029,097	130,091	2.16%	(Q)	9,079,314	160,464	2.36%	(Q)
Federal funds sold and other earning assets	339,229	902	0.36%		70,320	1,083	2.06%
Total interest-earning assets	28,068,160	865,263	4.12%		19,658,103	560,080	3.81%
Allowance for credit losses(B)	(325,036)				(86,556)
Noninterest-earning assets	4,540,440				2,852,098
Total assets	$32,283,564				$22,423,645

Interest-bearing liabilities:
Interest-bearing demand deposits	$5,054,320	$16,745	0.44%		$3,810,765	$18,227	0.64%
Savings and money market deposits	8,481,852	30,700	0.48%		5,548,375	36,494	0.88%
Certificates and other time deposits	3,243,564	35,300	1.45%		2,067,940	23,908	1.55%
Other borrowings	439,018	3,517	1.07%		825,733	15,208	2.46%
Securities sold under repurchase agreements	370,225	1,403	0.51%		292,347	2,504	1.15%
Subordinated notes and trust preferred	125,475	4,499	4.79%		—	—	—
Total interest-bearing liabilities	17,714,454	92,164	0.69%	(R)	12,545,160	96,341	1.03%	(R)

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	8,354,410				5,645,145
Allowance for credit losses on off-balance sheet credit exposures(B)	24,321				—
Other liabilities	239,747				102,299
Total liabilities	26,332,932				18,292,604
Shareholders' equity	5,950,632				4,131,041
Total liabilities and shareholders' equity	32,283,564				$22,423,645

Net interest income and margin		$773,099	3.68%			$463,739	3.15%
Non-GAAP to GAAP reconciliation:
Tax equivalent adjustment		2,071				2,481
Net interest income and margin (tax equivalent basis)		$775,170	3.69%			$466,220	3.17%

(P) Annualized and based on an actual 365 day or 366 day basis.

(Q) Yield on securities was impacted by net premium amortization of $27,318 and $22,223 for the nine-month periods ended September 30, 2020 and 2019, respectively.

(R) Total cost of funds, including noninterest bearing deposits, was 0.47% and 0.71% for the nine-month periods ended September 30, 2020 and 2019, respectively.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

	Three Months Ended
	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019
YIELD TREND (S)

Interest-Earning Assets:
Loans held for sale	3.30%	3.32%	3.80%	3.96%	5.01%
Loans held for investment	4.91%	5.06%	5.51%	5.52%	5.05%
Loans held for investment - Warehouse Purchase Program	3.18%	3.10%	3.62%	3.93%	—
Total loans	4.72%	4.87%	5.39%	5.42%	5.05%
Investment securities (T)	1.99%	2.19%	2.30%	2.28%	2.30%
Federal funds sold and other earning assets	0.09%	0.10%	1.28%	0.78%	1.93%
Total interest-earning assets	3.90%	4.08%	4.40%	4.29%	3.80%

Interest-Bearing Liabilities:
Interest-bearing demand deposits	0.38%	0.38%	0.57%	0.54%	0.62%
Savings and money market deposits	0.35%	0.41%	0.71%	0.79%	0.90%
Certificates and other time deposits	1.23%	1.48%	1.63%	1.67%	1.67%
Other borrowings	1.49%	0.45%	1.42%	1.73%	2.29%
Securities sold under repurchase agreements	0.32%	0.37%	0.83%	0.99%	1.15%
Subordinated notes and trust preferred	4.76%	4.80%	4.80%	4.85%	—
Total interest-bearing liabilities	0.54%	0.63%	0.91%	1.00%	1.04%

Net Interest Margin	3.56%	3.68%	3.80%	3.65%	3.14%
Net Interest Margin (tax equivalent)	3.57%	3.69%	3.81%	3.66%	3.16%

(S) Annualized and based on average balances on an actual 365 day or 366 day basis.

(T) Yield on securities was impacted by net premium amortization of $10,089, $9,224, $8,005, $8,556 and $8,027 for the three-month periods ended September 30, 2020, June 30, 2020, March 31, 2020, December 31, 2019 and September 30, 2019, respectively.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

	Three Months Ended
	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019
Balance Sheet Averages
Loans held for sale	$50,606	$63,338	$66,917	$57,171	$21,077
Loans held for investment	18,267,559	18,135,226	17,263,098	15,261,163	10,589,272
Loans held for investment - Warehouse Purchase Program	2,279,461	1,843,097	1,120,324	996,903	—
Total Loans	20,597,626	20,041,661	18,450,339	16,315,237	10,610,349

Investment securities	7,603,762	8,054,008	8,434,196	8,598,736	8,758,056
Federal funds sold and other earning assets	618,228	172,761	223,631	305,596	74,751
Total interest-earning assets	28,819,616	28,268,430	27,108,166	25,219,569	19,443,156
Allowance for credit losses(B)	(321,424)	(325,720)	(328,005)	(86,795)	(86,996)
Cash and due from banks	267,887	247,426	321,832	275,072	230,986
Goodwill	3,231,976	3,223,469	3,223,633	2,658,133	1,900,845
Core deposit intangibles, net	78,269	81,539	84,865	28,912	29,682
Other real estate	8,061	5,666	5,837	4,864	997
Fixed assets, net	325,958	327,811	325,337	308,692	263,495
Other assets	570,495	676,105	615,747	654,978	423,931
Total assets	$32,980,838	$32,504,726	$31,357,412	$29,063,425	$22,206,096

Noninterest-bearing deposits	$8,980,814	$8,583,734	$7,491,798	$7,066,878	$5,701,419
Interest-bearing demand deposits	5,221,722	4,949,023	4,990,376	4,233,880	3,575,249
Savings and money market deposits	8,937,751	8,537,352	7,965,440	7,109,754	5,524,277
Certificates and other time deposits	3,103,290	3,224,196	3,404,748	3,044,843	2,083,803
Total deposits	26,243,577	25,294,305	23,852,362	21,455,355	16,884,748
Other borrowings	13,898	474,867	832,961	1,403,686	749,814
Securities sold under repurchase agreements	378,888	365,077	366,615	351,580	315,277
Subordinated notes and trust preferred	125,256	125,475	125,694	87,963	—
Allowance for credit losses on off-balance sheet credit exposures(B)	29,947	29,947	13,009	5,673	—
Other liabilities	167,532	289,899	262,523	320,855	111,526
Shareholders' equity	6,021,740	5,925,156	5,904,248	5,443,986	4,144,731
Total liabilities and equity	$32,980,838	$32,504,726	$31,357,412	$29,063,425	$22,206,096

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

	Sep 30, 2020		Jun 30, 2020		Mar 31, 2020		Dec 31, 2019		Sep 30, 2019
Period End Balances

Loan Portfolio
Commercial and industrial	$2,171,302	10.5%	$2,214,742	10.5%	$2,500,110	13.1%	$2,507,318	13.3%	$1,120,913	10.5%
Warehouse purchase program	2,730,614	13.1%	2,557,183	12.2%	1,713,762	9.0%	1,552,762	8.2%	—	—
Construction, land development and other land loans	2,081,762	10.0%	2,033,037	9.7%	2,051,021	10.7%	2,064,167	11.0%	1,764,648	16.5%
1-4 family residential	4,189,852	20.1%	4,184,972	19.9%	3,993,138	20.9%	3,880,382	20.6%	2,472,907	23.2%
Home equity	477,552	2.3%	437,098	2.1%	516,003	2.6%	507,029	2.6%	250,775	2.3%
Commercial real estate (includes multi-family residential)	6,179,901	29.7%	6,550,086	31.2%	6,576,213	34.4%	6,556,285	34.9%	3,652,176	34.3%
Agriculture (includes farmland)	598,972	2.9%	612,694	2.9%	635,295	3.3%	680,855	3.6%	729,585	6.8%
Consumer and other	367,231	1.8%	403,462	1.9%	423,000	2.2%	398,271	2.1%	342,839	3.2%
Energy	604,698	2.9%	639,402	3.0%	718,653	3.8%	698,277	3.7%	339,502	3.2%
Paycheck Protection Program	1,393,757	6.7%	1,392,497	6.6%	—	—	—	—	—	—
Total loans	$20,795,641		$21,025,173		$19,127,195		$18,845,346		$10,673,345

Deposit Types
Noninterest-bearing DDA	$8,998,328	34.0%	$9,040,257	34.6%	$7,461,323	31.3%	$7,763,894	32.1%	$5,784,002	34.2%
Interest-bearing DDA	5,297,802	20.0%	5,130,495	19.6%	4,980,090	20.9%	5,100,938	21.1%	3,564,419	21.0%
Money market	6,324,127	23.9%	6,148,206	23.5%	5,341,525	22.4%	5,099,024	21.1%	3,457,728	20.4%
Savings	2,772,492	10.5%	2,722,718	10.4%	2,716,247	11.4%	2,756,297	11.3%	2,027,621	12.0%
Certificates and other time deposits	3,066,457	11.6%	3,111,012	11.9%	3,327,172	14.0%	3,479,579	14.4%	2,096,150	12.4%
Total deposits	$26,459,206		$26,152,688		$23,826,357		$24,199,732		$16,929,920

Loan to Deposit Ratio	78.6%		80.4%		80.3%		77.9%		63.0%

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

Construction Loans

	Sep 30, 2020		Jun 30, 2020		Mar 31, 2020		Dec 31, 2019		Sep 30, 2019

Single family residential construction	$654,933	31.5%	$710,401	34.9%	$655,191	31.9%	$614,647	29.7%	$462,714	26.2%
Land development	114,937	5.5%	114,748	5.6%	110,853	5.4%	88,529	4.3%	80,711	4.6%
Raw land	240,154	11.5%	274,159	13.5%	265,943	12.9%	233,559	11.3%	171,609	9.7%
Residential lots	137,615	6.6%	144,765	7.1%	136,861	6.7%	138,961	6.7%	123,265	7.0%
Commercial lots	109,569	5.3%	103,267	5.1%	106,036	5.2%	101,960	4.9%	102,084	5.8%
Commercial construction and other	825,053	39.6%	687,618	33.8%	778,731	37.9%	890,597	43.1%	825,001	46.7%
Net unaccreted discount	(499)		(1,921)		(2,594)		(4,086)		(736)
Total construction loans	$2,081,762		$2,033,037		$2,051,021		$2,064,167		$1,764,648

Non-Owner Occupied Commercial Real Estate Loans by Metropolitan Statistical Area (MSA) as of September 30, 2020

	Houston	Dallas	Austin	OK City	Tulsa	Other (U)	Total
Collateral Type
Shopping center/retail	$376,417	$284,715	$50,127	$16,920	$31,641	$272,171	$1,031,991
Commercial and industrial buildings	147,107	156,806	19,927	14,835	19,419	164,408	522,502
Office buildings	190,334	542,135	31,465	74,651	5,218	82,444	926,247
Medical buildings	37,367	40,855	14,234	25,179	25,107	57,283	200,025
Apartment buildings	404,936	512,803	22,666	15,619	19,070	177,745	1,152,839
Hotel	63,380	73,942	43,343	28,996	—	138,579	348,240
Other	57,229	55,436	23,033	11,522	2,486	82,171	231,877
Total	$1,276,770	$1,666,692	$204,795	$187,722	$102,941	$974,801	$4,413,721	(V)

Acquired Loans

	Non-PCD Loans			PCD Loans				Total Acquired Loans
	Balance at Acquisition Date	Balance at Jun 30, 2020	Balance at Sep 30, 2020	Balance at Acquisition Date	Balance at Jun 30, 2020		Balance at Sep 30, 2020	Balance at Acquisition Date		Balance at Jun 30, 2020	Balance at Sep 30, 2020
Loan marks:
Acquired banks (W)	$229,080	$7,436	$6,622	$142,128	$—		$—	$371,208		$7,436	$6,622
LegacyTexas merger(X)	116,519	62,424	46,493	177,924	22,565		16,760	294,443		84,989	63,253
Total	345,599	69,860	53,115	320,052	22,565	(Z)	16,760	665,651		92,425	69,875

Acquired portfolio loan balances:
Acquired banks (W)	5,690,998	308,692	281,766	275,221	6,952		4,061	5,966,219		315,644	285,827
LegacyTexas merger(X)	6,595,161	4,808,987	4,187,077	414,352	283,237		222,019	7,009,513		5,092,224	4,409,096
Total	12,286,159	5,117,679	4,468,843	689,573	290,189		226,080	12,975,732	(Y)	5,407,868	4,694,923

Acquired portfolio loan balances less loan marks	$11,940,560	$5,047,819	$4,415,728	$369,521	$267,624		$209,320	$12,310,081		$5,315,443	$4,625,048

(U) Includes other MSA and non-MSA regions.

(V) Represents a portion of total commercial real estate loans of $6.180 billion as of September 30, 2020.

(W) Includes Bank of Texas, Bank Arlington, American State Bank, Community National Bank, First Federal Bank Texas, Coppermark Bank, First Victoria National Bank, The F&M Bank & Trust Company and Tradition Bank.

(X) The LegacyTexas merger was completed on November 1, 2019.  During the fourth quarter of 2019, LegacyTexas added $7.010 billion in loans with related purchase accounting adjustments of $294.4 million at acquisition date.

(Y) Actual principal balances acquired.

(Z) ASU 2016-13 became effective for Prosperity on January 1, 2020.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

	Three Months Ended					Year-to-Date
	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019	Sep 30, 2020	Sep 30, 2019
Asset Quality
Nonaccrual loans	$57,412	$62,904	$58,194	$55,243	$49,973	$57,412	$49,973
Accruing loans 90 or more days past due	462	8,691	3,255	441	341	462	341
Total nonperforming loans	57,874	71,595	61,449	55,684	50,314	57,874	50,314
Repossessed assets	120	187	278	324	28	120	28
Other real estate	11,548	6,160	5,452	6,935	815	11,548	815
Total nonperforming assets	$69,542	$77,942	$67,179	$62,943	$51,157	$69,542	$51,157

Nonperforming assets:
Commercial and industrial (includes energy)	$17,273	$15,238	$15,987	$17,086	$15,974	$17,273	$15,974
Construction, land development and other land loans	2,633	10,530	1,125	1,177	874	2,633	874
1-4 family residential (includes home equity)	29,953	29,812	28,996	26,453	19,600	29,953	19,600
Commercial real estate (includes multi-family residential)	16,069	20,748	20,155	18,031	14,384	16,069	14,384
Agriculture (includes farmland)	1,931	1,501	896	101	285	1,931	285
Consumer and other	1,683	113	20	95	40	1,683	40
Total	$69,542	$77,942	$67,179	$62,943	$51,157	$69,542	$51,157
Number of loans/properties	198	213	198	236	89	198	89
Allowance for credit losses at end of period	$323,635	$324,205	$327,206	$87,469	$87,061	$323,635	$87,061

Net charge-offs (recoveries):
Commercial and industrial (includes energy)	$8,344	$12,206	$(28)	$76	$(83)	$20,522	$808
Construction, land development and other land loans	478	(6)	(12)	(6)	(6)	460	1
1-4 family residential (includes home equity)	252	51	5	20	(9)	308	(1)
Commercial real estate (includes multi-family residential)	676	—	(81)	254	(1)	595	(3)
Agriculture (includes farmland)	(17)	(3)	(1)	(18)	278	(21)	(954)
Consumer and other	837	753	918	965	867	2,508	2,129
Total	$10,570	$13,001	$801	$1,291	$1,046	$24,372	$1,980

Asset Quality Ratios
Nonperforming assets to average interest-earning assets	0.24%	0.28%	0.25%	0.25%	0.26%	0.25%	0.26%
Nonperforming assets to loans and other real estate	0.33%	0.37%	0.35%	0.33%	0.48%	0.33%	0.48%
Net charge-offs to average loans (annualized)	0.21%	0.26%	0.02%	0.03%	0.04%	0.17%	0.03%
Allowance for credit losses to total loans(AA)	1.56%	1.54%	1.71%	0.46%	0.82%	1.56%	0.82%
Allowance for credit losses to total loans, excluding Warehouse Purchase Program loans and Paycheck Protection Program loans (H)(AA)	1.94%	1.90%	1.88%	0.51%	0.82%	1.94%	0.82%

(AA) ASU 2016-13 became effective for Prosperity on January 1, 2020.

Prosperity Bancshares, Inc.®

Notes to Selected Financial Data (Unaudited)

(Dollars and share amounts in thousands, except per share data)

NOTES TO SELECTED FINANCIAL DATA

Prosperity’s management uses certain non-GAAP (generally accepted accounting principles) financial measures to evaluate its performance. Specifically, Prosperity reviews diluted earnings per share excluding merger related expenses, net of tax, and NOL carryback; return on average assets excluding merger related expenses, net of tax, and NOL carryback; return on average common equity excluding merger related expenses, net of tax, and NOL carryback; return on average tangible common equity; return on average tangible common equity excluding merger related expenses, net of tax, and NOL carryback; tangible book value per share; the tangible equity to tangible assets ratio; allowance for credit losses to total loans excluding Warehouse Purchase Program and PPP loans; the efficiency ratio, excluding net gains and losses on the sale or write down of assets and securities; and the efficiency ratio, excluding net gains and losses on the sale or write down of assets and securities and merger related expenses, for internal planning and forecasting purposes. In addition, due to the application of purchase accounting, Prosperity uses certain non-GAAP financial measures and ratios that exclude the impact of these items to evaluate its allowance for credit losses to total loans (excluding Warehouse Purchase Program loans and PPP loans). Prosperity has included information below relating to these non-GAAP financial measures for the applicable periods presented.

	Three Months Ended					Year-to-Date
	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019	Sep 30, 2020	Sep 30, 2019
Reconciliation of diluted earnings per share to diluted earnings per share, excluding merger related expenses, net of tax, and net operating losses carryback:
Net income	$130,064	$130,901	$130,848	$86,134	$81,758	$391,813	$246,418
Add: merger related expenses, net of tax(AB)	—	5,904	430	36,658	—	6,334	—
Less: net operating losses carryback (AC)	—	(20,145)	—	—	—	(20,145)	—
Net income, excluding merger related expenses, net of tax, and net operating losses carryback (AB) (AC)	$130,064	$116,660	$131,278	$122,792	$81,758	$378,002	$246,418

Weighted average diluted shares outstanding	92,656	92,658	94,371	85,573	68,738	93,226	68,397
Merger related expenses per diluted share, net of tax(AB)	$—	$0.06	$—	$0.43	$—	$0.07	—
Net operating losses carryback per diluted share (AB)	$—	$(0.22)	$—	$—	$—	$(0.22)	$—
Diluted earnings per share, excluding merger related expenses, net of tax, and net operating losses carryback (AB) (AC)	$1.40	$1.25	$1.39	$1.44	$1.19	$4.05	$3.60

Reconciliation of return on average assets to return on average assets excluding merger related expenses, net of tax, and net operating losses carryback:
Net income, excluding merger related expenses, net of tax, and net operating losses carryback (AB) (AC)	$130,064	$116,660	$131,278	$122,792	$81,758	$378,002	$246,418
Average total assets	$32,980,838	$32,504,726	$31,357,412	$29,063,425	$22,206,096	$32,283,564	$22,206,096
Return on average assets excluding merger related expenses, net of tax, and net operating losses carryback (G) (AB) (AC)	1.58%	1.44%	1.67%	1.69%	1.47%	1.56%	1.48%

Reconciliation of return on average common equity to return on average common equity excluding merger related expenses, net of tax, and net operating losses carryback:
Net income, excluding merger related expenses, net of tax, and net operating losses carryback (AB) (AC)	$130,064	$116,660	$131,278	$122,792	$81,758	$378,002	$246,418
Average shareholders' equity	$6,021,740	$5,925,156	$5,904,248	$5,443,986	$4,144,731	$5,950,632	$4,131,041
Return on average common equity excluding merger related expenses, net of tax, and net operating losses carryback (G) (AB) (AC)	8.64%	7.88%	8.89%	9.02%	7.89%	8.47%	7.95%

Reconciliation of return on average common equity to return on average tangible common equity:
Net income	$130,064	$130,901	$130,848	$86,134	$81,758	$391,813	$246,418
Average shareholders' equity	$6,021,740	$5,925,156	$5,904,248	$5,443,986	$4,144,731	$5,950,632	$4,131,041
Less: Average goodwill and other intangible assets	(3,310,245)	(3,305,008)	(3,308,498)	(2,687,045)	(1,930,527)	(3,307,925)	(1,931,788)
Average tangible shareholders’ equity	$2,711,495	$2,620,148	$2,595,750	$2,756,941	$2,214,204	$2,642,707	$2,199,253
Return on average tangible common equity (G)	19.19%	19.98%	20.16%	12.50%	14.77%	19.77%	14.94%

(AB) Calculated assuming a federal tax rate of 21.0%.

(AC) Net income for the second quarter of 2020 includes a tax benefit for NOLs due to the CARES Act.

	Three Months Ended					Year-to-Date
	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019	Sep 30, 2020	Sep 30, 2019

Reconciliation of return on average common equity to return on average tangible common equity excluding merger related expenses, net of tax, and net operating losses carryback:
Net income, excluding merger related expenses, net of tax, and net operating losses carryback (AB) (AC)	$130,064	$116,660	$131,278	$122,792	$81,758	$378,002	$246,418
Average shareholders' equity	$6,021,740	$5,925,156	$5,904,248	$5,443,986	$4,144,731	$5,950,632	$4,131,041
Less: Average goodwill and other intangible assets	(3,310,245)	(3,305,008)	(3,308,498)	(2,687,045)	(1,930,527)	(3,307,925)	(1,931,788)
Average tangible shareholders’ equity	$2,711,495	$2,620,148	$2,595,750	$2,756,941	$2,214,204	$2,642,707	$2,199,253
Return on average tangible common equity excluding merger related expenses, net of tax, and net operating losses carryback (G) (AB) (AC)	19.19%	17.81%	20.23%	17.82%	14.77%	19.07%	14.94%

Reconciliation of book value per share to tangible book value per share:
Shareholders’ equity	$6,034,877	$5,948,122	$5,855,574	$5,970,835	$4,126,806	$6,034,877	$4,126,806
Less: Goodwill and other intangible assets	(3,308,170)	(3,311,712)	(3,306,185)	(3,310,075)	(1,929,896)	(3,308,170)	(1,929,896)
Tangible shareholders’ equity	$2,726,707	$2,636,410	$2,549,389	$2,660,760	$2,196,910	$2,726,707	$2,196,910

Period end shares outstanding	92,562	92,660	92,652	94,746	68,397	92,562	68,397
Tangible book value per share:	$29.46	$28.45	$27.52	$28.08	$32.12	$29.46	32.12

Reconciliation of equity to assets ratio to period end tangible equity to period end tangible assets ratio:
Tangible shareholders’ equity	$2,726,707	$2,636,410	$2,549,389	$2,660,760	$2,196,910	$2,726,707	$2,196,910
Total assets	$33,197,599	$32,966,649	$31,743,499	$32,185,708	$22,092,817	$33,197,599	$22,092,817
Less: Goodwill and other intangible assets	(3,308,170)	(3,311,712)	(3,306,185)	(3,310,075)	(1,929,896)	(3,308,170)	(1,929,896)
Tangible assets	$29,889,429	$29,654,937	$28,437,314	$28,875,633	$20,162,921	$29,889,429	$20,162,921
Period end tangible equity to period end tangible assets ratio:	9.12%	8.89%	8.96%	9.21%	10.90%	9.12%	10.90%

Reconciliation of allowance for credit losses to total loans to allowance for credit losses to total loans, excluding Warehouse Purchase Program and Paycheck Protection Program loans:
Allowance for credit losses (AA)	$323,635	$324,205	$327,206	$87,469	$87,061	$323,635	$87,061
Total loans	$20,795,641	$21,025,173	$19,127,195	$18,845,346	$10,673,345	$20,795,641	$10,673,345
Less: Warehouse Purchase Program loans	(2,730,614)	(2,557,183)	(1,713,762)	(1,552,762)	—	(2,730,614)	—
Less: Paycheck Protection Program loans	(1,393,757)	(1,392,497)	—	—	—	(1,393,757)	—
Total loans less Warehouse Purchase Program and Paycheck Protection Program loans	$16,671,270	$17,075,493	$17,413,433	$17,292,584	$10,673,345	$16,671,270	$10,673,345
Allowance for credit losses to total loans, excluding Warehouse Purchase Program and Paycheck Protection Program loans	1.94%	1.90%	1.88%	0.51%	0.82%	1.94%	0.82%

Reconciliation of efficiency ratio to efficiency ratio, excluding net gains and losses on the sale of assets and taxes:
Noninterest expense	$117,919	$134,368	$124,741	$156,451	$80,699	$377,028	$240,091

Net interest income	$258,113	$258,955	$256,031	$232,030	$153,990	$773,099	$463,739
Noninterest income	34,924	25,675	34,388	35,506	30,673	94,987	88,775
Less: net (loss) gain on sale or write down of assets	(528)	(3,945)	(385)	(1,870)	(3)	(4,858)	57
Noninterest income excluding net gains and losses on the sale or write down of assets and taxes	35,452	29,620	34,773	37,376	30,676	99,845	88,718
Total income excluding net gains and losses on the sale or write down of assets and taxes	$293,565	$288,575	$290,804	$269,406	$184,666	$872,944	$552,457
Efficiency ratio, excluding net gains and losses on the sale or write down of assets and taxes	40.17%	46.56%	42.90%	58.07%	43.70%	43.19%	43.46%

	Three Months Ended					Year-to-Date
	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019	Sep 30, 2020	Sep 30, 2019

Reconciliation of efficiency ratio to efficiency ratio, excluding net gains and losses on the sale of assets, taxes and merger related expenses:
Noninterest expense	$117,919	$134,368	$124,741	$156,451	$80,699	$377,028	$240,091
Less: merger related expenses	—	7,474	544	46,402	—	8,018	—
Noninterest expense excluding merger related expenses	$117,919	$126,894	$124,197	$110,049	$80,699	$369,010	$240,091

Net interest income	$258,113	$258,955	$256,031	$232,030	$153,990	$773,099	$463,739
Noninterest income	34,924	25,675	34,388	35,506	30,673	94,987	88,775
Less: net (loss) gain on sale or write down of assets	(528)	(3,945)	(385)	(1,870)	(3)	(4,858)	57
Noninterest income excluding net gains and losses on the sale or write down of assets and taxes	35,452	29,620	34,773	37,376	30,676	99,845	88,718
Total income excluding net gains and losses on the sale or write down of assets and taxes	$293,565	$288,575	$290,804	$269,406	$184,666	$872,944	$552,457
Efficiency ratio, excluding net gains and losses on the sale or write down of assets, taxes and merger related expenses	40.17%	43.97%	42.71%	40.85%	43.70%	42.27%	43.46%